Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS 2012 THIRD QUARTER & NINE MONTH RESULTS

Record Third Quarter and Nine Month Net Sales and Net Income Performance — as the Company Gears Up Production for 2013 Corn Season

Newport Beach, CA – November 1, 2012 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the third quarter and nine month period ended September 30, 2012.

Fiscal 2012 Third Quarter Financial Highlights – versus Fiscal 2011 Third Quarter:

•	Net sales improved to $90.8 million from $73.8 million, an increase of 23%

•	Net income improved to $8.1 million from $4.6 million, an increase of 75%

•	Earnings per diluted share were $0.28 versus $0.16 in the prior year

Fiscal 2012 First Nine Month Financial Highlights – versus Fiscal 2011 First Nine Month:

•	Net sales improved to $262.8 million from $219.9 million, an increase of 20%

•	Net income improved to $25.6 million from $15.6 million, an increase of 63%

•	Earnings per diluted share were $0.89 versus $0.56 in the prior year

Note: Complete details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “We are pleased to report record net sales and net income performance for the third quarter and the first nine months of 2012 reflecting continued strong demand for our products and excellent profitability of our business. This quarter’s results were driven by our participation in cotton and seasonal sales of our soil fumigants for post-harvest applications. Our sales also included initial shipments of granular soil insecticides in response to grower demand ahead of the 2013 planting season.”

Mr. Wintemute continued: “In our current results, we see the continuing trend of profitability improvement, as a higher-valued product mix, selective price increases and solid manufacturing performance all contribute to higher gross profit margins. Our finished goods inventory and accounts receivable levels have both risen, in response to the production associated with the pre-season sales build-up for the upcoming corn planting season. Notwithstanding the current strong growth the Company is experiencing, we continue to have sufficient cash and credit available for capital expenditures and/or potential product acquisitions that we may undertake in the coming quarters.”

Mr. Wintemute concluded: “Our business segments continue to perform well. Looking forward, we believe that much of our growth will be driven by the continuing adoption of our Best-of-Both-Worlds approach for soil insect control and by the success of our Impact® herbicide co-marketing program with Monsanto’s Roundup brands. Our marketing programs will be emphasizing AMVAC’s Yield Enhancement Solutions (YES®) not only for U.S. corn growers but for all of our customers in all of the crop markets that we serve. As critical components of advanced Integrated Pest Management (IPM) systems, our proven crop protection portfolio should support American Vanguard’s continued top-line growth, its strong profitability and the sustainable use of our products in keeping with modern agricultural practices.”

Conference Call

Eric Wintemute, Chairman & CEO and David Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 12:00 pm EDT / 9:00 am PDT on Thursday, November 1, 2012. Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes as well as the S&P Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
William A. Kuser, Director of Investor Relations		www.theequitygroup.com
(949) 260-1200		Lena Cati
williamk@amvac-chemical.com		Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	For the three months ended September 30		For the nine months ended September 30
	2012	2011	2012	2011
Net sales	$90,756	$73,783	$262,848	$219,878
Cost of sales	51,131	43,219	147,499	130,722

Gross profit	39,625	30,564	115,349	89,156
Operating expenses	26,460	22,396	73,540	61,118

Operating income	13,165	8,168	41,809	28,038
Interest expense	701	899	2,157	2,684
Interest capitalized	(165)	(18)	(313)	(92)
Extinguishment of debt	—	—	—	546

Income before income tax	12,629	7,287	39,965	24,900
Income tax expense	4,553	2,669	14,411	9,263

Net income	8,076	4,618	25,554	15,637
Change in fair value of interest rate swaps	41	(601)	87	(1,547)
Foreign currency translation adjustment	306	(988)	428	(554)

Comprehensive income	$8,423	$3,029	$26,069	$13,536

Earnings per common share—basic	$0.29	$.17	$0.92	$.57

Earnings per common share—assuming dilution	$0.28	$.16	$0.89	$.56

Weighted average shares outstanding—basic	27,970	27,575	27,818	27,551

Weighted average shares outstanding—assuming dilution	28,878	27,993	28,673	27,842

The income statements for 2012 include the reclassification from operating expenses of $4.1million of sales and $4.3 million of cost of goods sold related to our Smartbox® systems.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS

	Sept. 30, 2012	Dec. 31, 2011
	(Unaudited)	(Note)
Current assets:
Cash	$23,624	$35,085
Receivables:
Trade, net of allowance for doubtful accounts of $669 and $340, respectively	104,859	68,611
Other	1,454	1,187

	106,313	69,798

Inventories	92,815	71,068
Prepaid expenses and other short-term assets	7,949	4,167
Income taxes receivable	52	203

Total current assets	230,753	180,321
Property, plant and equipment, net	45,180	35,537
Intangible assets	111,570	116,189
Other assets	10,113	7,094

	$397,616	$339,141

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$15,615	$14,460
Current installments of other liabilities	1,221	1,038
Accounts payable	31,871	23,214
Deferred revenue	1,301	7,571
Accrued program costs	63,268	25,910
Accrued expenses and other payables	9,927	6,832

Total current liabilities	123,203	79,025
Long-term debt, excluding current installments	38,500	51,917
Other liabilities, excluding current installments	5,318	5,955
Deferred income taxes	15,172	15,172

Total liabilities	182,193	152,069

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 30,316,794 shares at September 30, 2012 and 29,845,047 shares at December 31, 2011	3,032	2,985
Additional paid-in capital	51,528	45,966
Accumulated other comprehensive loss	(1,735)	(2,250)
Retained earnings	165,751	143,524

	218,576	190,225
Less treasury stock, at cost, 2,260,996 shares at September 30, 2012 and at December 31, 2011	(3,153)	(3,153)

Total stockholders’ equity	215,423	187,072

	$397,616	$339,141

The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date.

Consistent with the note to the income statement, certain reclassifications have been made to the balances at 12/31/11 associated with our Smartbox systems and other related assets.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Nine Months Ended September 30, 2012 and 2011

(Unaudited)

Increase (decrease) in cash	2012	2011
Cash flows from operating activities:
Net income	$25,554	$15,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed and intangible assets	9,915	10,366
Amortization of other long term assets	2,061	2,018
Amortization of discounted liabilities	592	636
Stock-based compensation	1,856	1,486
Tax benefit from exercise of stock options	(493)	—
Changes in assets and liabilities associated with operations:
Increase in net receivables	(36,515)	(62,895)
Increase in inventories	(21,747)	(6,765)
Increase in prepaid expenses and other assets	(8,862)	(885)
Decrease in income tax receivable/payable, net	644	9,146
Increase in accounts payable	8,743	7,942
Decrease in deferred revenue	(6,270)	(5,557)
Increase in other liabilities	37,623	30,976

Net cash provided by operating activities	13,101	2,105

Cash flows from investing activities:
Capital expenditures	(14,908)	(4,466)

Net cash used in investing activities	(14,908)	(4,466)

Cash flows from financing activities:
Net repayments under line of credit agreement	—	(7,300)
Principal payments on long-term debt	(6,000)	(6,829)
Tax benefit from exercise of stock options	493	—
Borrowings on long-term debt	—	20,063
Decrease in other notes payable	(6,460)	—
Payment of cash dividends	(1,380)	(826)
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	3,260	574

Net cash (used in) provided by financing activities	(10,087)	5,682

Net (decrease) increase in cash	(11,894)	3,321
Cash and cash equivalents at beginning of year	35,085	1,158
Effect of exchange rate changes on cash	433	(647)

Cash and cash equivalents as of September 30	$23,624	$3,832